Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-178663) of BT Group plc of our report dated 6 May 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in BT Group plc’s Annual Report and Form 20-F for the year ended 31 March 2015.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, United Kingdom

21 May 2015